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                                                              EXHIBIT 10.25


                                      LEASE

     THIS LEASE (this "Lease") is made as of January 1, 1998, by and between PEEK TRAFFIC LTD. ("Lessor") and PEEK MEASUREMENT LTD. ("Lessee").

     For and in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEMISE OF PREMISES. Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, those certain premises (the "Premises") consisting of approximately 24,720 square feet of floor area in the building known and numbered as Kings Worthy, Winchester S023 7QA, Hampshire, United Kingdom (the "Building"), together with all rights, privileges, appurtenances and amenities belonging to or in any way appertaining to the Premises. The Premises are shown outlined in red on the floor plan attached hereto as EXHIBIT A and incorporated herein by this reference. The Building and the parcel of real property on which the Building is located are hereinafter collectively referred to as the "Property."

     2. TERM. The term of this Lease shall commence as of January 1, 1998 (the Commencement Date"), and shall continue thereafter as a month to month tenancy. Either party shall have the right to terminate this Lease at any time upon no less than thirty (30) days' prior written notice to the other party.

     3. RENT. Lessee hereby agrees to pay rent to Lessor (the "Rent") in an amount equal to Lessee's Pro Rata Share (as hereinafter defined) of Lessor's total occupancy costs with respect to the Property (the "Occupancy Costs"). The Occupancy Costs shall include (i) a reasonable charge for depreciation of the Property and (ii) the cost of maintaining, repairing and operating the Property, including without limiation the cost of all taxes and general and special assessments levied against the Property. The Occupancy Costs shall not include any cost benefiting specific tenant(s) and not all tenants generally. For purposes of this Lease, Lessee's Pro Rata Share shall be a percentage equal to that proportion which the floor area of the Premises bears to the total floor area of the Building. The Rent for calendar year 1998 is estimated to be equal to (pound)139,600 per annum. All Rent shall be paid in equal monthly installments in arrears on the first day of each calendar month. Rent for any partial month shall be prorated on a per diem basis, based upon the actual number of days in such month.

     4. USE. Lessee may use and occupy the Premises for any lawful purpose.

     5. MAINTENANCE.

          5.1 BY LESSOR. Lessor shall maintain throughout the Term of this Lease the foundation, floorslab, exterior walls, load-bearing interior walls, structural portions, roof, gutters, downspouts, doors, heating, ventilation and air conditioning ("HVAC") equipment and electrical wiring of the Building, and all utility lines, pipes and plumbing serving but located outside of the

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Building (including without limitation all underground utility lines, pipes and plumbing), in good, clean, safe and, with respect to the roof, watertight condition and repair. It is understood and agreed that Lesse's Pro Rata Share of the costs incurred by Lessor in the peformance of its obligations under this
Section 5.1 are included in the Rent payable by Lessee under this Lease. Lessor shall also perform all landscaping of the Property and all maintenance of all paved areas located on the Property, including without limitation all snow and ice removal therefrom. It is understood and agreed that Lessee's Pro Rata Share of the costs incurred by Lessor in the performance of its obligations under this
Section 5.1 are included in the Rent payable by Lessee under this Lease. Lessor shall make all repairs and replacements without, to the extent practicable, interfering with the conduct of Lessee's business. If during such repairs or replacements the Premises are rendered wholly or partially unsuitable for the operation of Lessee's business, there shall be an equitable abatement of Rent until such time as such repairs and replacements have been completed. Notwithstanding anything to the contrary contained herein, in no event shall Lessor be obligated to make any repairs or replacements which are required as the result of the negligence or willful misconduct of Lessee, its agents, employees, representatives or contractors, or the failure of Lessee to perform any of its obligations under this Lease, all of which repairs and replacements shall be made by Lessee at Lessee's sole cost and expense.

               5.2 BY LESSEE. Lessee shall, at Lessee's sole cost and expense, maintain in good condition and repair throughout the Term of this Lease all non-structural, interior portions of the Premises the maintenance of which is not the responsibility of Lessor under Subsection 5.1 above. Notwithstanding anything to the contrary contained herein, in no event shall Lessee be obligated to make any repairs or replacements which are required as the result of the negligence or willful misconduct of Lessor, its agents, employees, representatives or contractors, or the failure of Lessor to perform any of its obligations under this Lease, all of which repairs and replacements shall be made by Lessor at Lessor's sole cost and expense.

     6. LEGAL REQUIREMENTS. Lessor agrees that, during the Term of this Lease, Lessor shall promptly observe and comply with, and conform the Premises to, all present and future ordinances, laws, rules and regulations affecting the Premises whether the same are in force and effect at the time of the Commencement Date or may in the future be passed, enacted, or directed (collectively, "Legal Requirements"). It is understood and agreed that Lessee's Pro Rata Share of the costs incurred by Lessor in the performance of its obligations under the immediately preceding sentence are included in the Rent payable by Lessee under this Lease. Lessor shall pay, at Lessor's sole cost and expense, all costs , expenses, liabilities, losses, damages, fines, penalties, claims and demands, including without limitation reasonable attorneys' fees, that may in any manner arise out of or be imposed because of the failure of Lessor to comply with the provisions of this Section 6. Notwithstanding the foregoing, Lessee shall comply, at Lessee's sole cost and expense, with all Legal Requirements to the extent such compliance is necessitated by reason of the special nature of Lessee's particular and specific use of the Premises. Each party shall have the right, upon giving notice to the other, to contest any obligations imposed upon such party pursuant to the provisions of this Section 6 and to defer its respective compliance during the pendency of such contest, provided the enforcement of such Legal Requirement is stayed during such contest and such contest will not subject the other party

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to criminal penalty or interfere with Lessee's use and occupancy of the Premises or jeopardize the title to the Property. Each party shall cooperate reasonably with the other in any such contest.

     7. UTILITIES. Lessee agrees to pay to Lessor all charges for electricity, gas, water, garbage, sewage, telephone and other utilities used or consumed in the Premises. It is understood and agreed that the aforesaid utility charges are incorporated into the Rent payable under Section 3 above.

     8. PERSONAL PROPERTY TAXES AND INSURANCE.

          8.1 PERSONAL PROPERTY TAXES. Lessee agrees to pay, at Lessee's sole cost and expense, all taxes and special and general assessments which may be levied upon Lessee's personal property located upon the Premises during the Term of this Lease at the time when the same become due and payable.

          8.2 INSURANCE. Lessee agrees to carry and maintain in full force and effect during the Term of this Lease, at Lessee's sole cost and expense, with reputable companies duly authorized to transact business in the United Kingdom,
(i) public liability insurance naming Lessor as an additional insured (to the extent of Lessee's negligence) and covering bodily injury and property damage liability, with limits of coverage of not less than (pound)1,000,000 for each person and (pound)1,000,000 in the aggregate for bodily injury or death for each accident, and (pound)1,000,000 for property damage for each accident, and (ii) a policy of All-Risk insurance covering all Lessee Alterations (as defined in Section 9 below) on a full replacement cost basis. Lessor agrees to carry and maintain in full force and effect during the Term of this Lease a policy of All-Risk insurance, with extended coverage endorsement, insuring the Building on a full replacement cost basis (excluding any Lessee Alterations, which shall be insured by Lessee as aforesaid). Lessee shall reimburse Lessor for Lessee's Pro Rata Share of the cost of said All-Risk insurance upon receipt of an invoice therefor. Each party shall, upon request, furnish to the other party certificates of all insurance required to be maintained by such party under this Lease. Notwithstanding anything to the contrary contained in this Lease, Lessor and Lessee each hereby waives all rights of recovery against the other party, and such other party's insurance carrier (by way of subrogation or otherwise), for all losses, damages or injuries to the Property, any improvements thereon or any personal property of either party therein, to the extent such waiver does not invalidate the insurance coverage of either party and to the extent such losses, damages or injuries are covered by insurance the damaged party is required to carry hereunder or otherwise elects to maintain.

     9. ALTERATIONS. Lessee shall have the right to make non-structural, interior alterations, additions, betterments or improvements to the Premises without Lessor's consent; provided, however, that any such alterations, additions, betterments or improvements which may have an impact on the exterior walls or roof of the Building shall be subject to Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any and all alterations, additions, betterments and improvements made by Lessee ("Lessee Alterations") shall be at Lessee's sole cost and expense and in compliance with all applicable ordinances, laws, rules and regulations. Lessee agrees to remove or bond over any mechanics',

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materialmen's or other liens created against or imposed upon the Property, or any part thereof, as a result of any Lessee Alterations. All Lessee Alterations shall become the property of Lessor upon the expiration or earlier termination of this Lease. Lessee's trade fixtures, equipment and personal property located on the Premises, however installed or located, shall be and remain the property of Lessee and may be removed at any time by Lessee from the Premises.

     10. CONDEMNATION. If any part of the Premises shall be taken for public use by right of eminent domain or transferred by agreement under threat of such taking, this Lease shall terminate as of the earlier of the date of such taking or agreement or the date title is vested in the condemnor or transferee. All rights to damages or compensation with respect to such taking shall belong to Lessor in all cases, except that Lessee shall have the right to prove and collect in a separate action the value of the trade fixtures and Lessee Alterations installed by it and moving expenses. In the event of the termination of this Lease under the provisions of this Section 10, all Rent paid in advance shall be apportioned and returned to Lessee as of the date of such termination. Notwithstanding the foregoing, in the event that only a part of the Premises shall be so taken and the part not so taken shall, in Lessee's opinion, be sufficient for the operation of Lessee's business, Lessee, at its election, may retain the part not so taken and this Lease shall continue in full force and effect with a reduction in Rent in corresponding proportion to the reduction in square footage. In the event of a partial taking where Lessee elects to continue this Lease in accordance with the provisions of the immediately preceding sentence, Lessor shall promptly restore, at Lessor's sole cost and expense, the remainder of the Premises as nearly equivalent as practicable to its condition immediately prior to such taking. If Lessor fails to so restore the Premises within ninety (90) days from the date that possession of the portion of the Premises taken is delivered to the condemning authority (including any and all periods of Excusable Delay), then, in such event, Lessee may elect to terminate this Lease by no less than ten (10) days' prior written notice to Lessor given no later than thirty (30) days after the expiration of the aforesaid ninety
(90)-day period.

     11. CASUALTY. In the event that less than fifty percent (50%) of the Premises is damaged or destroyed by fire, the elements, or any other cause or casualty, Lessor shall proceed with due diligence to repair the Premises (excluding any Lessee Alterations) to a condition as nearly equivalent as practicable to their condition immediately prior to such damage or destruction. Within fifteen (15) days of such damage or destruction, Lessor shall notify Lessee if the same can be so repaired within sixty (60) days of such damage or destruction. If such repairs are not, or if Lessor notifies Lessee that the same cannot be, completed as aforesaid within said sixty (60)-day period (including any and all periods of Excusable Delay), Lessee may, at Lessee's option, terminate this Lease as of the date of such damage or destruction upon written notice to Lessor given no less than five (5) business days after Lessee's receipt of Lessor's notice or the expiration of said sixty (60)-day period, as the case may be. Upon termination of this Lease, all Rent paid in advance shall be apportioned as of the date of the damage or destruction.

        In the event that more than fifty percent (50%) of the Premises is damaged or destroyed by fire, the elements, or other cause or casualty, Lessor or Lessee shall have the option to terminate this Lease upon written notice given to the other party no later than ten (10) business days after the date of the occurrence of such damage or destruction. Any such termination shall

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be effective as of the date of such damage or destruction. If neither party elects to exercise its option to terminate, Lessor shall proceed with due diligence to repair the Premises (excluding any Lessee Alterations) to a condition as nearly equivalent as practicable to their condition immediately prior to such damage or destruction. Within fifteen (15) days of such damage or destruction, Lessor shall notify Lessee if the same can be so repaired within ninety (90) days of such damage or destruction. If such repairs are not, or if Lessor notifies Lessee that the same cannot be, completed as aforesaid within said ninety (90)-day period (including any and all periods of Excusable Delay), Lessee may, at Lessee's option, terminate this Lease as of the date of such damage or destruction upon written notice to Lessor given no less than five (5) business days after Lessee's receipt of Lessor's notice or the expiration of said ninety (90)-day period, as the case may be. Upon termination of this Lease, all Rent paid in advance shall be apportioned as of the date of the damage or destruction. A just proportion of the Rent according to the nature and extent of the damage shall be abated until the completion of any restoration performed by Lessor pursuant to this Section 11.

     12. SUBORDINATION. This Lease shall be subject and subordinate to the lien of any first mortgage of the entire fee interest of the Property to a bona fide lending, thrift or banking institution, pension fund or insurance company to provide construction and/or permanent financing and any renewals, modifications or extensions thereof, provided that a Subordination, Recognition and Non-Disturbance Agreement (a "Subordination Agreement") is executed, acknowledged and delivered by such mortgagee to Lessee. Such Subordination Agreement must be in form suitable for recording and must contain substantially the following provisions:

          (a) The mortgagee consents to and approves this Lease;

          (b) Lessee shall not be named or joined as a party defendant in any suit, action or proceeding for the foreclosure of the mortgage or to enforce any rights under the mortgage or note or other obligation secured thereby;

          (c) The possession by Lessee of the Premises and Lessee's rights thereto shall not be disturbed, affected or impaired by, nor will this Lease or the Term be terminated or otherwise affected by, (i) any suit, action or proceeding upon the mortgage or the note or other obligation secured thereby, or the foreclosure of the mortgage or the enforcement of any rights under the mortgage or any other documents held by the mortgagee, or by any judicial sale or execution or other sale of the Property, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the mortgagee by any other documents or as a matter of law or (ii) any default under the mortgage or the note or other obligation secured thereby;

          (d) If the mortgagee takes possession of the Property or starts collecting rent or becomes the owner of the Property by reason of foreclosure of the mortgage or otherwise, or if the Property shall be sold as a result of any action or proceeding to foreclose the mortgage or by a deed given in lieu of foreclosure, this Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease

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     between Lessee, as tenant thereunder, and the mortgagee or then owner of the Property, as landlord thereunder, upon all of the same terms, covenants, and provisions contained in this Lease, and in such event the mortgagee or new owner shall be bound to Lessee under all of the terms, covenants and provisions of this Lease for the remainder of the Term hereof, which terms, covenants and provisions such mortgagee or new owner hereby agrees to assume and perform;

          (e) The mortgagee must acknowledge and agree that all trade fixtures, equipment and personal property owned by Lessee located or installed in or on the Premises, regardless of the manner or mode of attachment, shall be and remain the property of Lessee and may be removed by Lessee at any time. In no event (including a default under this Lease or the mortgage) shall the mortgagee have any liens, rights or claims in Lessee's property unless such property or any part thereof shall be deemed fixtures; and the mortgagee expressly waives all rights of levy, distraint, or execution with respect to said property; and

          (f) Such Subordination Agreement shall bind and inure to the benefit of and be enforceable by the parties thereto and their respective heirs, personal representatives, successors and assigns.

     The term "mortgage", as used herein, includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. In the event of the existence of any mortgage at the time this Lease is executed and to which this Lease would otherwise be subordinate, Lessor shall obtain a Subordination Agreement in the form set forth above simultaneously with, or before the date of, Lessee's execution of this Lease.

     13. LESSOR'S WARRANTIES. To induce Lessee to execute this Lease, and in consideration thereof, Lessor represents, warrants and covenants as follows:

          (a) Lessor has full title to the Property, including the Premises.

          (b) As of the Commencement Date, (i) the Premises shall be in compliance with all applicable laws, codes, ordinances, orders, rules and regulations of any governmental or other public authority, and (ii) there shall be no restrictions or other legal impediments, either imposed by law (including without limitation applicable zoning and building codes or ordinances) or by instrument, which would prevent the use of the Premises for the intended uses hereunder.

          (c) This Lease and the Premises are not in violation of the provisions of any instrument executed by Lessor or any instrument which places any restrictions or burdens on the Premises.

     14. ASSIGNMENT AND SUBLETTING. Lessee may not assign this Lease or sublet the Premises, in whole or in part, without the express written consent of Lessor.

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     15. LESSEE'S DEFAULT.

          15.1 EVENT OF DEFAULT. Each of the following events shall constitute an "Event of Default" of Lessee:

          (a) Lessee's failure to pay when due any payment of Rent or other sum which it is obligated to pay by any provision of this Lease, which failure continues for ten (10) days after written notice thereof by Lessor to Lessee; and

          (b) Lessee's failure to perform any of its other obligations under the provisions of this Lease, which failure continues for thirty (30) days after written notice thereof by Lessor to Lessee (or, if such failure cannot reasonably be cured in thirty (30) days, if Lessee fails to commence to cure the same within said thirty (30)-day period and thereafter diligently to prosecute such cure to completion).

          15.2 LESSOR'S REMEDIES. If any Event of Default occurs, Lessor shall have the right, at the option of Lessor, to terminate this Lease upon three (3) days written notice to Lessee, and thereupon to re-enter and take possession of the Premises. If any Event of Default occurs, Lessor shall further have the right, at its option, from time to time, without terminating this Lease, to re-enter and relet the Premises, or any part thereof, as the agent and for the account of Lessee upon such terms and conditions as Lessor may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including, but not limited to, necessary renovation and alterations of the Premises, reasonable attorneys' fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due to Lessor hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Lessor's option, Lessee shall pay Lessor any deficiency immediately upon demand therefor, and Lessor may bring an action therefor as such deficiency shall arise, or (ii) at Lessor's option, the present value of the entire deficiency, which is subject to ascertainment for the remaining Term of this Lease, less the amount Lessee proves could have been reasonably avoided by Lessor, shall be immediately due and payable by Lessee. Lessor shall not, in any event, be required to pay Lessee any surplus of any sums received by Lessor on a re-letting of the Premises in excess of the Rent provided in this Lease.

     If any Event of Default occurs, Lessor, in addition to other rights and remedies it may have, shall have the right in accordance with applicable law to remove all or any part of Lessee's property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of, Lessee, and Lessor shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and Lessee hereby waives any and all claims against Lessor for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

     No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such re-letting without termination, Lessor may at all times thereafter elect to terminate this Lease for such previous Event of Default. Notwithstanding

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anything to the contrary contained herein, Lessor agrees to use reasonable efforts to mitigate its damages following the occurrence of an Event of Default.

     16. LESSOR'S DEFAULT. In the event of a default by Lessor under this Lease, which default is not cured within sixty (60) days after written notice thereof by Lessee to Lessor, Lessee may, but shall not be obligated to, cure such default and reimburse itself for the cost thereof out of payments thereafter accruing hereunder (with any unreimbursed balance remaining upon the expiration or earlier termination of this Lease to be promptly paid by Lessor to Lessee).

     17. ENVIRONMENTAL. Lessor agrees to indemnify, defend and hold harmless Lessee, its parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims or liens (including without limitation liens or claims imposed under any environmental legislation) arising from or in connection with the presence at the time of Lessee's taking possession of the Premises of Hazardous Materials (as hereinafter defined) on, in or under, or the subsequent removal thereof from, the Property.

     Lessee agrees to indemnify, defend and hold harmless Lessor from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims or liens (including without limitation liens or claims imposed under any environmental legislation) arising from or in connection with the use, storage, release or discharge by Lessee of Hazardous Materials on, in or under, or the subsequent removal thereof from, the Property.

     For purposes of this Section 17, the term "Hazardous Materials" shall include without limitation any petroleum product, any flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including without limitation substances defined as "hazardous substances", "hazardous materials," "solid waste" or "toxic substances" under any applicable laws relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting or petroleum products.

     The provisions of this Section 17 shall survive the expiration or earlier termination of this Lease.

     18. INDEMNIFICATION. Lessee shall indemnify, defend with competent and experienced counsel and hold harmless Lessor from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from

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or in connection with the negligence or willful misconduct of Lessee, its agents, employees, representatives or contractors.

     Lessor shall indemnify, defend with competent and experienced counsel and hold harmless Lessee, its parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Lessor, its agents, employees, representatives or contractors.

     The party seeking indemnification under this Section (the "Indemnified Party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). The Indemnifying Party shall have the right to assume exclusive control of the defense of such claim or, at the option of the Indemnifying Party, to settle the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

     The provisions of this Section shall survive the expiration or earlier termination of this Lease.

     19. PREVAILING PARTY. If any action at law or in equity is brought to enforce or interpret the provisions of this Lease, the prevailing party in such action shall be entitled to reimbursement of the reasonable attorneys' fees and disbursements and court costs incurred by said prevailing party in connection with such action.

     20. EXCUSABLE DELAY. Except as otherwise expressly provided herein, in any case where either party hereto is required to perform any act, delays caused by or resulting from acts of God, war, civil commotion, labor difficulties, shortages of labor, materials or equipment, government regulations, or other causes beyond such party's reasonable control (individually, an "Excusable Delay") shall not be counted in determining the time during which the performance of such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time."

     21. BROKERAGE. Each of the parties hereto represents and warrants to the other that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease. Each party shall indemnify and hold harmless the other party from and against any and all claims for brokerage fees, commissions or other charges arising from the dealings of such party in connection with this Lease.

        22. HOLDING OVER. Lessor agrees that no holding over by Lessee after the expiration of this Lease shall operate to extend or renew this Lease, and that any such holding over shall be construed as a tenancy from month to month at one hundred fifty percent (150%) of

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the monthly Rent in effect when such holding over shall have commenced, and such tenancy shall be subject to all the terms, conditions, covenants and agreements of this Lease.

     23. QUIET ENJOYMENT. Lessor agrees that, so long as Lessee is not in default hereunder beyond the expiration of all applicable notice and cure periods, Lessee may peaceably and quietly have, hold and enjoy the Premises during the Term of this Lease, as the same may be extended, without any manner of hindrance, disturbance or molestation.

     24. SUCCESSORS AND ASSIGNS/LIMITATION OF LIABILITY. It is understood and agreed by and between the parties hereto that the agreements, covenants, terms, conditions, provisions and undertakings in this Lease shall extend to and be binding upon the permitted assigns and successors-in-interest of the respective parties hereto, as if they were in every case named and expressed, and shall be construed as covenants running with the land; and wherever reference is made to either of the parties hereto, it shall be held to include and apply also to the heirs, personal representatives, beneficiaries, successors and permitted assigns of such party, as if in each and every case so expressed. The obligations of Lessor shall be binding upon the assets of Lessor which comprise the Property and not upon any other assets of Lessor.

     25. NOTICES. Whenever, by the terms of this Lease, notice, demand or other communication shall or may be given to either party, the same shall be in writing and addressed as follows:

        If to Lessor:

        Peek Traffic Ltd.
        Kings Worthy
        Winchester
        Hampshire
        S0237QA
        United Kingdom
        Attention: President

        with a copy to:

        Thermo Electron Corporation
        81 Wyman Street
        Waltham, MA 02254
        U.S.A.
        Attention:  General Counsel

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        If to Lessee:

        Peek Measurement Ltd.
        Kings Worthy
        Winchester
        Hampshire
        S0237QA
        United Kingdom
        Attention:  President

        with a copy to:

        Thermo Electron Corporation
        81 Wyman Street
        Waltham, MA 02254
        U.S.A.
        Attention:  General Counsel

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified mail, postage pre-paid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day).

     26. YIELD UP. Lessee agrees on or before the expiration date of the Term of this Lease, as the same may be extended, to remove its trade fixtures, equipment and personal property, to repair any damage caused by such removal, to surrender all keys to the Premises and to yield up the Premises in the same order and repair in which Lessee is obligated to maintain the Premises by the provisions of this Lease, reasonable wear and tear and damage by casualty or taking excepted.

     27. MISCELLANEOUS. This Lease constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof and shall not be supplemented, amended, varied or modified in any manner except by an instrument in writing signed by duly authorized representatives of both parties. No delay or omission on the part of either party to this Lease in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion. Any and all rights and remedies which either party may have under this Lease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Section headings and the organization of this Lease are for descriptive purposes only and shall not control or alter the meaning of this Lease. The individuals executing this Lease hereby represent

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

and warrant that they are empowered and duly authorized to so execute this Lease on behalf of the parties they represent. This Lease may be executed in two (2) counterpart copies, each of which shall constitute an original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed instrument as of the date first above written.

                                      LESSOR:

                                      PEEK TRAFFIC LTD.

                                      By: /s/ J. Timothy Corcoran
                                         --------------------------------

                                      Name: J. Timothy Corcoran
                                           ------------------------------

                                      Title: Authorized Signatory
                                            -----------------------------



                                      LESSEE:

                                      PEEK MEASUREMENT LTD.

                                      By:
                                         --------------------------------

                                      Name: /s/ Melissa F. Riordan
                                           ------------------------------
                                            Melissa F. Riordan
                                      Title: Treasurer
                                            -----------------------------

AA980620013

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